Exhibit 99.1



                                    CONSENT


I hereby consent to being elected as a director of Seacoast Financial Services Corporation and to being named as a person who will be so elected in this Registration Statement.



Date:  September 14, 1998                    /s/ Frederic D. Legate
       -----------------------                   ---------------------------
                                                 Frederic D. Legate